As filed with the Securities and Exchange Commission on October 8, 2015
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIGGLE INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0637631
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

902 Broadway 11th Floor New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Viggle Inc. Third Amended 2011 Executive Incentive Plan
(Full Title of the Plan)

Robert F.X. Sillerman
Executive Chairman
902 Broadway
11th Floor
New York, New York 10010
 (Name and Address of Agent for Service)

(212) 231-0092
(Telephone Number, Including Area Code,
of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	2,500,000	$0.90	$2,250,000	$226.58

(1)  In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)   Estimated solely for the purpose of computing the amount of the registration fee in accordance with paragraphs (c) and (h) Rule 457 under the Securities Act on the basis of $0.90 per share, which represents the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Capital Market on October 6, 2015.

(3)  Pursuant to General Instruction E of Form S-8, the registration fee is being paid solely with respect to the 2,500,000 shares of common stock being registered hereunder and the aggregate offering price and amount of registration fee is set forth only for such 2,500,000 additional shares of common stock.  A registration fee of $7,563.60 was previously paid with respect to 187,500 shares of common stock previously registered on Form S-8, filed with the Securities and Exchange Commission on August 1, 2012 (File No. 333-182978), an additional registration fee of $2,455.20 was previously paid with respect to an additional 187,500 shares of common stock previously registered on Form S-8, filed with the Securities and Exchange Commission on February 11, 2013 (File No. 333-186570), and an additional registration fee of $1,141.23 was previously paid with respect to 3,375,000 shares of common stock previously registered on Form S-8, filed with the Securities and Exchange Commission on October 16, 2014 (File No. 333-199423), and such fees heretofore paid are not included in this table.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Viggle Inc. (the “Registrant”) for the purpose of registering an additional 2,500,000 shares (the “Additional Shares”) of its common stock, par value $0.001 per share, which may be issued as a result of an increase in the number of shares issuable under the Registrant’s Third Amended 2011 Executive Incentive Plan (the “Plan”).

The Additional Shares are being registered with the Securities and Exchange Commission (the “Commission”) in addition to 3,750,000 shares of the Registrant's common stock previously registered by the Registrant with respect to shares issued under the Plan.  Previously, the Registrant registered with the Commission: (a) 187,500 shares of common stock on a Registration Statement on Form S-8 (File No. 333-182978) on August 1, 2012, (b) an additional 187,500 shares of common stock on a Registration Statement on Form S-8 (File No. 333-186570) on February 11, 2013, and (c) an additional 3,375,000 shares of common stock on a Registration Statement on Form S-8 (File No. 333-199423) on October 16, 2014  relating to the Plan (the “Prior Registration Statements”).  The first two of the Prior Registration Statements registered a total of 30,000,000 shares of the Registrant’s common stock.  On March 19, 2014, the Registrant effected a 1-for-80 reverse stock split, such that the 30,000,000 shares of common stock previously registered were combined into 375,000 shares.  On January 8, 2014, the board of directors of the Registrant approved an amendment to the Plan to increase the total number of shares issuable under the Plan to 3,750,000 shares, which was subsequently approved by a majority of the Registrant’s stockholders on January 9, 2014.  The third of the Prior Registration Statements was filed for the purpose of registering those additional 3,375,000 shares of stock issuable under the Plan.

  On April 30, 2015, the board of directors of the Registrant approved an amendment to the Plan to increase the total number of shares issuable under the Plan to 6,250,000 shares, which was subsequently approved by a majority of the Registrant’s stockholders on May 14, 2015.  This Registration Statement is being filed for the purpose of registering those additional 2,500,000 shares of stock issuable under the Plan.

Pursuant to General Instruction E on Form S-8, the Prior Registration Statements are incorporated by reference into this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents, which have previously been filed by the Registrant with the Commission:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed on September 21, 2015.

●
The Registrant's Preliminary Information Statement on Schedule 14C filed on November 21, 2014, the Registrant's Definitive Information Statement on Schedule 14C filed on  December 3, 2014, the Registrant's Preliminary Information Statement on Schedule 14C filed on May 15, 2015, the Registrant's Amendment No. 1 to Preliminary Information Statement on Schedule 14C filed on June 10, 2015, and the Registrant's Definitive Information Statement on Schedule 14C filed on June 15, 2015.

●
The Registrant’s Registration Statements on Form S-8 relating to the Registrant’s Third Amended 2011 Executive Incentive Plan, File No. 333-182978, File No. 333-186570, and File No. 333-199423, filed on August 1, 2012, February 11, 2013, and October 16, 2014, respectively.

●
The description of the Registrant’s common stock contained in the Registrant’s Registration Statements on Form 8-A filed on July 31, 2012 and April 24, 2014, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

3.1
Articles of Incorporation (Incorporated by reference to Exhibit D to the Registrant's Proxy Statement on Schedule 14A filed on August 16, 1994. Amendments thereto are incorporated by reference to the Registrant's Current Report on Form 8-K filed on February 16, 2011 and to the Registrant's Current Report on Form 8-K filed on June 7, 2012. In addition, the Certificate of Designations for the Registrant's Series C Convertible Preferred Stock, the only class of preferred stock outstanding, is incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on October 27, 2014).

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit E to the Registrant’s Proxy Statement on Schedule 14A filed August 16, 1994).

5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1 above).

23.2	Consent of BDO USA, LLP, an independent registered public accounting firm.

24.1	Power of Attorney (contained in Signature Page hereto).

99.1	Registrant’s Third Amended 2011 Executive Incentive Plan. (Incorporated by reference to Annex B to the Registrant’s Information Statement filed on June 15, 2015).

Item 9.   Undertakings.

(1)	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(2)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 8th day of October, 2015.

VIGGLE INC.

By:	/s/ Robert F.X. Sillerman
Name:	Robert F.X. Sillerman
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Mitchell J. Nelson as his lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on October 8, 2015 in the capacities indicated.

Signature	Title

/s/ Robert F.X. Sillerman	Executive Chairman, Chief Executive Officer, Director
Robert F.X. Sillerman

/s/ John Small	Chief Financial Officer, Principal Accounting Officer
John Small

/s/ Mitchell J. Nelson	Executive Vice President, Secretary, Director
Mitchell J. Nelson

/s/ Peter Horan	Director
Peter Horan

/s/ Michael Meyer	Director
Michael Meyer

/s/ John D. Miller	Director
John D. Miller

/s/ Birame Sock	Director
Birame Sock

/s/ Mitchell J. Nelson
Mitchell J. Nelson, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

3.1
Articles of Incorporation (Incorporated by reference to Exhibit D to the Registrant's Proxy Statement on Schedule 14A filed on August 16, 1994. Amendments thereto are incorporated by reference to the Registrant's Current Report on Form 8-K filed on February 16, 2011 and to the Registrant's Current Report on Form 8-K filed on June 7, 2012. In addition, the Certificate of Designations for the Registrant's Series C Convertible Preferred Stock, the only class of preferred stock outstanding, is incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on October 27, 2014).

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit E to the Registrant’s Proxy Statement on Schedule 14A filed August 16, 1994).

5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1 above).

23.2	Consent of BDO USA, LLP, an independent registered public accounting firm.

24.1	Power of Attorney (contained in Signature Page hereto).

99.1	Registrant’s Third Amended 2011 Executive Incentive Plan. (Incorporated by reference to Annex B to the Registrant’s Information Statement filed on June 15, 2015).